UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2015

Sagent Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-35144

Delaware	98-0536317
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 N. Roselle Road, Suite 700, Schaumburg, Illinois 60195

(Address of principal executive offices, including zip code)

(847) 908-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

This information will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

On August 4, 2015, Sagent Pharmaceuticals, Inc., a Delaware corporation (the “Company”), issued a press release announcing earnings for the quarter ended June 30, 2015. A copy of the earnings press release is furnished as Exhibit 99.1 to this current report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 3, 2015, the Company announced that Allan Oberman had been appointed as the Company’s new Chief Executive Officer and a Class III director of the Company, effective immediately upon receipt of a US work visa. Mr. Oberman will not serve on any Board Committees.

Mr. Oberman, 57, served as President and Chief Executive Officer of Teva Americas Generics, a subsidiary of Teva Pharmaceutical Industries Ltd., from November 2012 until December 2014. Prior to that, Mr. Oberman held a number of senior roles at Teva since joining in 2000, including president of EMIA (Eastern Europe, Middle East, Israel and Africa), chief operating officer of The Teva International Group, and President and CEO of Teva Canada. Mr. Oberman served as Vice Chairman of the US Generic Pharmaceutical Association in 2014. Prior to joining Teva, Mr. Oberman was the President of Best Foods Canada, Inc. Mr. Oberman also served as Chairman of the Canadian Generic Pharmaceutical Association (CGPA) in 2007-2008 and Vice Chairman of CGPA from 2003-2007. He earned a master’s degree in business administration from York University, and a bachelor’s degree in general studies from the University of Western Ontario.

Mr. Oberman was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Oberman has no family relationships with any of the Company’s directors or executive officers. There have been no related person transactions between Sagent and Mr. Oberman reportable under Item 404(a) of Regulation S-K.

Pursuant to the Company’s offer letter to Mr. Oberman, (the “Offer Letter”), Mr. Oberman will be entitled to an annual base salary of $750,000. He will also be eligible to participate in the Company’s annual bonus program. Mr. Oberman’s annual target award opportunity under the annual bonus program is equal to 100% of his salary, or $750,000. He will receive a sign-on stock option award of 110,020 common shares, and a sign-on restricted stock option award of 54,922 common shares, each of which will vest one-fourth each year on the anniversary of the grant date, over a four year period. Mr. Oberman will receive $150,000 in 2016 as compensation for relocating to the Chicago, Illinois area, and will be reimbursed up to $25,000 for fees, costs and expenses incurred in obtaininig lawful immigration and work status in the United States for the duration of his stay. Mr. Oberman is also eligible for other benefits consistent with those received by the Company’s other executives.

Item 8.01 Other Events

On August 3, 2015, the Company issued a press release announcing the appointment of Mr. Oberman as Chief Executive Officer and a member of the Board of Directors, as described in Item 5.02 above. A copy of that press release is furnished herewith as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Sagent Pharmaceuticals, Inc. Press Release, dated August 4, 2015

99.2	Sagent Pharmaceuticals, Inc. Press Release, dated August 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGENT PHARMACEUTICALS, INC.

Date: August 4, 2015		/s/ MICHAEL LOGERFO
	Name:	Michael Logerfo
	Title:	President, Chief Legal Officer and Corporate Secretary